UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2025
Date of Report (date of earliest event reported)
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Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, the Board of Directors (the “Board”) of Rivian Automotive, Inc. (the “Company”) appointed Sreela Venkataratnam as the Company’s Chief Accounting Officer, effective March 10, 2025. Ms. Venkataratnam will report to Claire McDonough, the Company’s Chief Financial Officer. Ms. Venkataratnam has also been designated by the Board as the Company’s principal accounting officer, replacing Ms. McDonough, who was serving in the role on an interim basis.
In connection with Ms. Venkataratnam’s appointment as Chief Accounting Officer and principal accounting officer, Ms. Venkataratnam will receive a base salary of $425,000 per year, and will have a target annual incentive bonus opportunity equal to 50% of her annual base salary. In addition, the Company will grant to Ms. Venkataratnam a restricted stock unit award having an aggregate value of $6,000,000 (the “RSU Grant”), determined in accordance with Company policy. The RSU Grant will vest quarterly over a 4-year period, subject to continued service. Ms. Venkataratnam will also receive a one-time cash signing bonus of $20,000, subject to certain repayment obligations in the event of her departure prior to the first anniversary of her commencement date. In the event of a Covered Termination (as defined in the offer letter), in exchange for a general release of claims against the Company and its affiliates and continued compliance with Company policy, Ms. Venkataratnam is entitled to receive continued payment of her base salary for a period of 12 months, a pro-rated portion of the bonus she would have earned had she remained employed (as determined by the Company in good faith) and Company paid COBRA premiums for 12 months following her termination of employment. In the event such Covered Termination occurs during the period beginning three months immediately preceding a Change in Control (as defined in the Company’s 2021 Incentive Award Plan) and ending on the first anniversary of the Change in Control, the vesting of each of Ms. Venkataratnam’s equity awards, including the RSU Grant, will be fully accelerated.

Prior to joining the Company, Ms. Venkataratnam, age 51, spent 11 years at Tesla, Inc., where she most recently served as Vice President of Finance and Business Operations. Prior to Tesla, Ms. Venkataratnam held roles in the Finance organizations at Kleiner Perkins, Intuitive Surgical Inc. and Mercury Interactive Corp. Ms. Venkataratnam began her career as an auditor at Ernst & Young in Toronto, Canada. Ms. Venkataratnam holds a Masters in Accounting and Bachelors in Mathematics and Accounting from University of Waterloo in Canada. She obtained Certified Public Accountant as well as a Chartered Accountant designations in California and Ontario, Canada, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: March 7, 2025	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer